Exhibit 10.2

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

GNC HOLDINGS, INC. 2011 STOCK AND INCENTIVE PLAN

AGREEMENT (the “Agreement”), effective as of ___________ (the “Grant Date”), between GNC Holdings, Inc., a Delaware corporation (the “Company”), and __________ (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the GNC Holdings, Inc. 2011 Stock and Incentive Plan (the “Stock Plan”).

W I T N E S S E T H:

WHEREAS, pursuant to a deferral election filed with the Company under the GNC Holdings, Inc. Directors’ Non-Qualified Deferred Compensation Plan (the “Deferral Plan”), the Participant has elected to defer ____% of his/her restricted stock awards into restricted stock units vesting on the same date or dates as the restricted stock awards and distributable to the Participant as provided in the Deferral Plan;

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                    Grant of Restricted Stock Units.  The Company hereby awards to the Participant ____ restricted stock units (the “RSUs”) as of the Grant Date. Each RSU represents the right to receive one share of Common Stock on the Payment Date in Section 2(a), subject to satisfaction of the vesting conditions in Section 2(a).

2.                                    Terms of Retricted Stock Units.

(a)                               Vesting and Payment.

(i)                                  The RSUs will vest on _____________, provided that the Participant has not incurred a Termination of Directorship prior to such date. There shall be no proportionate or partial vesting in the periods between the Grant Date and the vesting date and vesting shall occur only on each vesting date, provided that no Termination of Directorship has occurred prior to such date.

(iii)                          Pursuant to the Participant’s deferral election, the RSUs (to the extent vested) shall be payable on _______________ (or such earlier date or event as provided for under the Deferral Plan) (the “Payment Date”). Upon or promptly (and in no event later than 30 days) after the Payment Date, the Company shall issue and deliver, unless the Company is using book entry, to the Participant a stock certificate registered in the name of the Participant representing one share of Common Stock (a “Share”) for each vested RSU and deliver to the Participant any related Dividend Equivalents (as defined below), subject to applicable withholding.  Upon payment of the Shares, the vested RSUs will be deemed fully settled and will be cancelled.

(b)                              Dividend Equivalents.  If the Company pays cash or stock dividends on the Common Stock, the Participant shall receive credit for such dividends (“Dividend Equivalents”) in accordance with Article VI of the Deferral Plan.

(c)                               Forfeiture.  The Participant shall forfeit to the Company, without compensation, any and all unvested RSUs upon the Participant’s Termination of Directorship for any reason.  Additionally, in the event the Participant engages in Detrimental Activity prior to, or during the one year period after, any vesting of RSUs, all unvested RSUs shall be immediately forfeited to the Company and the Participant shall pay to the Company an amount equal to the Fair Market Value at the time of vesting of any RSU which had vested in the period referred to above.

(d)                             Withholding.  The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of any applicable foreign, federal, state, provincial and local taxes that the Company is required to withhold at any time.  In the absence of such arrangements, any statutorily required withholding obligation may, as determined at the sole discretion of the Committee, be satisfied by reducing the number of Shares otherwise deliverable to the Participant by a number of Shares whose Fair Market Value on the applicable vesting date is equal to the amount of taxes required to be withheld (disregarding any fraction of a Share required to satisfy such tax obligations, which fractional amount due must be paid instead in cash by the Participant).

(e)                               Delivery Delay.  The delivery of any certificate representing the Shares may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements, and the Company is not obligated to issue or deliver any Shares if, in the opinion of counsel for the Company, such issuance or delivery constitutes a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.

3.                                    No Obligation to Continue Directorship.  This Agreement is not an agreement of directorship.  This Agreement does not guarantee that the Company or its Affiliates will engage or retain, or continue to engage or retain the Participant for any period of time, nor does it modify in any respect the Company’s (or any Affiliate’s) right to terminate or modify the Participant’s directorship or compensation.

4.                                    Transferability.  The Participant is prohibited to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the RSUs.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the RSUs in violation of the Stock Plan, the Deferral Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

5.                                    Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal, state or provincial law, the Company may issue the Shares in the form of uncertificated shares. Such uncertificated shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

6.                                    Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any Shares unless and until the Participant has become the holder of record of the Shares, and no adjustments will be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement or the Stock Plan.

7.                                    Provisions of Plans Control.  This Agreement is subject to all the terms, conditions and provisions of the Stock Plan and the Deferral Plan (together, the “Plans”), including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plans as may be adopted by the Committee and as may be in effect from time to time.  The Plans are incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of each of the Plans and agrees to comply with each Plan, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of either Plan, the applicable Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8.                                    Amendment.  To the extent applicable, the Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with Section 409A of the Code and the regulations thereunder or any other applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plans. Except as otherwise provided in the Plans, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

9.                                    Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

GNC Holdings, Inc.

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

McGuireWoods LLP
EQT Plaza
625 Liberty Avenue, 23rd Floor
Pittsburgh, Pennsylvania 15222
Attention:  Scott E. Westwood

If to the Participant, to the address on file with the Company.

10.                            Miscellaneous.

(a)                               This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)                              This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c)                               This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(d)                             The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

GNC HOLDINGS, INC.

By:

Name:
Title:

PARTICIPANT

By:
Name: